                                                           EXHIBIT 10(d)


----------------------------------------------------------------------------
----------------------------------------------------------------------------
                         Fingerhut Receivables, Inc.
                                    Buyer


                                     and


                          Fingerhut Companies, Inc.
                                    Seller


----------------------------------------------------------------------------
----------------------------------------------------------------------------
                             Amended and Restated
                              Purchase Agreement
                          Dated as of March 18, 1998

----------------------------------------------------------------------------
----------------------------------------------------------------------------

                              TABLE OF CONTENTS

                                  ARTICLE I
                                 DEFINITIONS

Section 1.1    Definitions . . . . . . . . . . . . . . . . . . . . . . . 1
Section 1.2    Other Definitional Provisions . . . . . . . . . . . . . . 3

                                   ARTICLE II
               PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES

Section 2.1    Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . 4

                                ARTICLE III
                         CONSIDERATION AND PAYMENT

Section 3.1    Purchase Price. . . . . . . . . . . . . . . . . . . . . . 8
Section 3.2    Payment of Purchase Price . . . . . . . . . . . . . . . . 8
Section 3.3    Settlement. . . . . . . . . . . . . . . . . . . . . . . . 8

                                 ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES

Section 4.1    Seller's Representations
               and Warranties. . . . . . . . . . . . . . . . . . . . . .10
Section 4.2    Seller's Representations and
               Warranties Regarding Receivables
Section 4.3    Representations and Warranties  . . . . . . . . . . . . .13
               of the Buyer. . . . . . . . . . . . . . . . . . . . . . .15

                                  ARTICLE V
                       COVENANTS OF SELLER AND BUYER

Section 5.1    Seller Covenants. . . . . . . . . . . . . . . . . . . . .18
Section 5.2    Addition of Receivables . . . . . . . . . . . . . . . . .20
Section 5.3    Buyer Covenant Regarding Sale
               Treatment . . . . . . . . . . . . . . . . . . . . . . . .21
Section 5.4    Buyer Covenant Regarding
               Separate Business. . . . . . . . . . . . . . . . . . . ..21
Section 5.5    Covenants of Seller with
               Respect to this Agreement . . . . . . . . . . . . . . . .23


                               ARTICLE VI
                           REPURCHASE OBLIGATION

Section 6.1    Mandatory Repurchase. . . . . . . . . . . . . . . . . . .25
Section 6.2    Conveyance of Reassigned Receivables. . . . . . . . . . .26

                              ARTICLE VII

                         CONDITIONS PRECEDENT

Section 7.1    Conditions to the Buyer's
               Obligations Regarding Receivables . . . . . . . . . . . .28
Section 7.2    Conditions Precedent to the
               Seller's Obligations. . . . . . . . . . . . . . . . . . .28

                               ARTICLE VIII
                           TERM AND TERMINATION

Section 8.1    Term. . . . . . . . . . . . . . . . . . . . . . . . . . .30
Section 8.2    Effect of Termination . . . . . . . . . . . . . . . . . .30

                                ARTICLE IX
                         MISCELLANEOUS PROVISIONS

Section 9.1    Amendment . . . . . . . . . . . . . . . . . . . . . . . .32
Section 9.2    Governing Law . . . . . . . . . . . . . . . . . . . . . .32
Section 9.3    Notices . . . . . . . . . . . . . . . . . . . . . . . . .32
Section 9.4    Severability of Provisions. . . . . . . . . . . . . . . .33
Section 9.5    Assignment. . . . . . . . . . . . . . . . . . . . . . . .33
Section 9.6    Further Assurances. . . . . . . . . . . . . . . . . . . .33
Section 9.7    No Waiver; Cumulative Remedies. . . . . . . . . . . . . .34
Section 9.8    Counterparts. . . . . . . . . . . . . . . . . . . . . . .34
Section 9.9    Binding Effect; Third-Party
               Beneficiaries . . . . . . . . . . . . . . . . . . . . . .34
Section 9.10   Merger and Integration. . . . . . . . . . . . . . . . . .34
Section 9.11   Headings. . . . . . . . . . . . . . . . . . . . . . . . .34
Section 9.12   Schedules and Exhibits. . . . . . . . . . . . . . . . . .34
Section 9.13   No Bankruptcy Petition Against
               the Buyer . . . . . . . . . . . . . . . . . . . . . . . .35
Section 9.14   Merger or Consolidation of,
               or Assumption of the Obligations
               of, the Seller. . . . . . . . . . . . . . . . . . . . . .35
Section 9.15   Protection of Right, Title and
               Interest to Receivables . . . . . . . . . . . . . . . . .36

                   AMENDED AND RESTATED PURCHASE AGREEMENT


     AMENDED AND RESTATED PURCHASE AGREEMENT, dated as of March 18, 1998 (the "Agreement"), by and between FINGERHUT COMPANIES, INC., a Minnesota corporation (the "Seller"), and FINGERHUT RECEIVABLES, INC., a Delaware corporation ("FRI" or the "Buyer").

                            W I T N E S S E T H :

     WHEREAS, the Buyer desires to purchase from time to time certain installment sale or installment credit card loan receivables and/or certain consumer revolving credit card receivables (including private label credit card receivables) generated or acquired on or after the Initial Closing Date by the Seller, the Bank or any Affiliate thereof;

     WHEREAS, the Seller desires to sell and assign from time to time such receivables to the Buyer upon the terms and conditions hereinafter set forth;

     WHEREAS, the Buyer is an Affiliate of the Seller;

     WHEREAS, the Seller and the Buyer previously entered into that certain Purchase Agreement dated as of the Initial Closing Date and wish to amend and restate such agreement as set forth herein;

     NOW, THEREFORE, it is hereby agreed by and between the Buyer and the Seller as follows:


                                  ARTICLE I

                                 DEFINITIONS

     Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein have the following meanings assigned to them:

     "Amendment Date" shall mean the date of this Agreement.

     "Bank" shall mean Fingerhut National Bank.

     "Credit Adjustment" shall have the meaning set forth in Section 3.2(b) hereof.

     "Debtor Relief Law" shall mean any of (i) the Bankruptcy Code of the United States of America, as amended, and (ii) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

     "Independent Director" shall have the meaning set forth in subsection 5.4(vii) hereof.

     "Initial Closing Date" shall mean January 12, 1997.

     "Involuntary Case" shall have the meaning set forth in Section 2.1(c) hereof.

     "Obligor" shall mean a Person obligated to make payments with respect to a Receivable pursuant to a Contract.

     "Opinion of Counsel" shall mean a written opinion of counsel acceptable to the Buyer and the Seller, which counsel may be an employee of the Person providing the opinion.

     "Outstanding Balance" shall mean (a) with respect to any Closed End Receivable on any day, the aggregate amount owed by the Obligor thereunder (net of returns and adjustments) assuming that the related Obligor has selected the installment credit terms with respect to such Receivable and
(b) with respect to any Revolving Receivable, the outstanding principal balance of such receivable (not including any amounts related to Periodic Finance Charges or other fees).

     "Pooling and Servicing Agreement" shall mean the Amended and Restated Pooling and Servicing Agreement dated as of the Amendment Date among FRI, as Transferor, Fingerhut National Bank, as Servicer, and The Bank of New

York (Delaware), as Trustee, and any amendments and supplements thereto.

     "Purchase Price" shall have the meaning set forth in Section 3.1 hereof.

     "Reassignment Date" shall have the meaning set forth in Section 6.1(b) hereof.

     "Sale Papers" shall have the meaning set forth in Section 4.1(a) hereof.

     "Secured Obligations" shall have the meaning set forth in Section 2.1(f) hereof.

     "Seller's Discount" shall mean, for any day on which Receivables are conveyed hereunder, the discount used to determine the Seller's accounting basis in the Receivables on such day.

     "Termination Date" shall have the meaning set forth in Section 8.1 hereof.

     Section 1.2 Other Definitional Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Sale Paper refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified. All capitalized terms not otherwise defined herein are defined in the Pooling and Servicing Agreement. In the event that any term or provision contained herein conflicts with or is inconsistent with any provisions contained in the Pooling and Servicing Agreement, the terms and provisions contained herein shall govern with respect to this Agreement.

                              [END OF ARTICLE I]

                                  ARTICLE II

                     PURCHASE, CONVEYANCE AND SERVICING
                                OF RECEIVABLES

     Section 2.1 Sale. (a) In consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, the Seller does hereby sell, assign, transfer, set-over, and otherwise convey to the Buyer, and the Buyer does hereby purchase from the Seller, on the terms and subject to the conditions specifically set forth herein, all of the Seller's right, title and interest in, to and under (i) the Receivables now existing and hereafter created, in each case, immediately upon the Seller's acquisition of rights therein (or, on the Amendment Date, with respect to Receivables previously purchased by FCI, immediately upon effectiveness of this amended Agreement), including, without limitation, all accounts, general intangibles, chattel paper, contract rights, and other obligations of any Obligor with respect to the Receivables, now or hereafter existing,
(ii) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any Finance Charge Receivables, including any Recoveries), (iii) all proceeds of such Receivables and (iv) the Bank Receivables Purchase Agreement with respect to Receivables arising under Eligible Accounts. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Buyer of any obligation of the Seller or any other Person in connection with the Receivables or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors, merchants, servicers or insurers, or in connection with the Bank Receivables Purchase Agreement.

     (b) In connection with the foregoing sale, the Seller agrees to record and file, at its own expense, one or more financing statements (including any amendments or continuation statements with respect to such financing statements when applicable) with respect to the Receivables and the other property described in Section 2.1(a) sold by the Seller hereunder for the transfer of accounts, chattel paper or general intangibles (each as defined in Section 9-106 of the UCC as in effect in the

Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Buyer created hereby under the applicable UCC against all creditors of and purchasers from the Seller, and to deliver file-stamped copies of such financing statements or continuation statements or other evidence of such filings (which may, for purposes of this Section 2.1, consist of facsimile confirmation of such filing) to the Buyer within 10 days after the Initial Closing Date, and in the case of any amendments or continuation statements filed pursuant to this Section 2.1, as soon as practicable after receipt thereof by the Seller.

     (c) The Buyer shall not purchase Receivables hereunder if the Seller shall become an involuntary party to (or be made the subject of) any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or relating to all or substantially all of its property (an "Involuntary Case") upon receipt by the Seller at its head corporate office of notice of such Involuntary Case.

     (d) The Buyer shall not purchase Receivables hereunder if the Seller shall admit in writing its inability to pay its debts as they are due, or the Seller shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any present or future federal or state bankruptcy, insolvency or similar law, or the Seller shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or of any substantial part of its property or the Seller shall make an assignment for the benefit of creditors or the Seller shall fail generally to pay its debts as such debts become due or the Seller shall take corporate action in furtherance of any of the foregoing.

     (e) In connection with the sale and conveyance hereunder, the Seller agrees, at its own expense, on or prior to the Initial Closing Date and on each Business Day thereafter, to indicate or cause to be indicated clearly and unambiguously in its accounting records, and with respect to any Receivables purchased by the Seller from the Bank, to cause the Bank to indicate clearly and unambiguously in the Bank's accounting records, that such Receivables and the other property described in clauses (i), (ii), (iii) and (iv) of
Section 2.1(a) have been sold to the Buyer pursuant to this Agreement as of the Initial Closing Date or such Business Day as applicable.

     (f) It is the express intent of the Seller and the Buyer that the conveyance of the Receivables by the Seller to the Buyer pursuant to this Agreement be construed as a sale of such Receivables by the Seller to the Buyer. It is, further, not the intention of the Seller and the Buyer that such conveyance be deemed a grant of a security interest in the Receivables by the Seller to the Buyer to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Receivables are held to continue to be property of the Seller, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC; and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be and the Seller hereby grants to the Buyer a security interest in and to all of the Seller's right, title and interest in and to (w) all Receivables outstanding on the Initial Closing Date and thereafter created or acquired by the Seller, in each case, immediately upon the Seller's acquisition of rights therein (or, on the Amendment Date, with respect to Receivables previously purchased by FCI, immediately upon effectiveness of this amended Agreement), and all rights (but not the obligations) relating to such Receivables, including, without limitation, all "accounts", "chattel paper" or "general intangibles" (each as defined in the UCC as in effect in the Relevant UCC State) with respect to the Receivables outstanding on the Initial Closing Date and thereafter created or acquired by the Seller, (x) all monies and investments due or to become due with respect thereto, (y) the Bank Receivables Purchase Agreement with respect to Receivables arising under Eligible Accounts and
(z) all proceeds of the foregoing to secure (1) the rights of the Buyer and
(2) a loan to the Seller in the amount of the aggregate Purchase Price of all Receivables outstanding from time to time as set forth in this Agreement (the "Secured Obligations"). The Seller and the Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest of first priority in favor of the Buyer under applicable law and will be maintained as such throughout the term of this Agreement.

                             [END OF ARTICLE II]

                                 ARTICLE III

                          CONSIDERATION AND PAYMENT

     Section 3.1 Purchase Price. The purchase price for the Receivables and related property conveyed to the Buyer under this Agreement (the "Purchase Price") shall be a dollar amount equal to, for Receivables sold on any date, the product of (i) the aggregate Outstanding Balance of all such Receivables as of such date, and (ii) one minus the then applicable Seller's Discount.

     Section 3.2 Payment of Purchase Price. (a) The Purchase Price for Receivables shall be paid or provided for on the Initial Closing Date with respect to the Receivables existing on the Initial Closing Date and on each Business Day thereafter on which Receivables are transferred hereunder, as the case may be, by payment in immediately available funds to the extent such funds are available. To the extent that the total Purchase Price for Receivables is not paid in full by the Buyer on the Initial Closing Date or on each Business Day on which Receivables are purchased hereunder in cash and the Seller is the direct corporate parent of the Buyer, the Seller shall be deemed on the first Business Day of the following week to have contributed Receivables in an aggregate principal amount equal to such shortfall to the Buyer.

     (b) The Purchase Price shall be reduced on a daily basis (a "Credit Adjustment") with respect to any Receivable adjusted as provided in subsection 3.8 of the Pooling and Servicing Agreement in an amount equal to the amount of such Credit Adjustment specified in subsection 3.8 of the Pooling and Servicing Agreement. If the Buyer is required thereunder to deposit amounts into the Excess Funding Account pursuant to subsection 3.8 of the Pooling and Servicing Agreement, the Purchase Price shall not be reduced by such amount and, the Seller shall pay the amount so adjusted to the Buyer.

     Section 3.3 Settlement. On each Monday (or if any Monday is not a Business Day the next succeeding Business Day), the Seller shall deliver to the Buyer a weekly report showing the aggregate Purchase Price of Receivables generated or acquired, the aggregate amount of Receivables deemed to have been contributed by the

Seller to the Buyer, the aggregate amount, if any, paid to the Buyer pursuant to Section 6.1 hereof, and the aggregate amount of cash paid for Receivables generated or acquired in each case for the period from and including the preceding Monday (or next succeeding Business Day, as applicable) to but not including such Monday.

                             [END OF ARTICLE III]

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     Section 4.1 Seller's Representations and Warranties. The Seller hereby represents and warrants to the Buyer as of the Initial Closing Date, and shall be deemed to represent and warrant as of the date of any Supplement and the related Closing Date, that:

     (a) Organization and Good Standing. The Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and authority and legal right to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each other document or instrument to be delivered by the Seller hereunder (collectively, the "Sale Papers").

     (b) Due Qualification. The Seller is duly qualified to do business and is in good standing (or is exempt from such requirements), as a foreign corporation in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Seller required under applicable law; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Buyer would have to obtain to do business in any state in which the Buyer seeks to enforce any Receivable.

     (c) Due Authorization. The execution and delivery of the Sale Papers, and the consummation of the transactions provided for herein and therein have been duly authorized by the Seller by all necessary corporate action on its part.

     (d) Binding Obligation. Each of the Sale Papers, and the consummation of the transactions provided for herein and therein, constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (e) No Conflicts. The execution and delivery of the Sale Papers and the performance of the transactions contemplated hereby and thereby, do not
(i) contravene the Seller's charter or bylaws, (ii) violate any material provision of law applicable to it, or (iii) require any filing (except for the filings under the UCC), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Seller, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

     (f) Taxes. Except as specified on Schedule 2, the Seller has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings.

     (g) No Violation. The execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers and the fulfillment of the terms hereof and thereof, will not violate any Requirements of Law applicable to the Seller, will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (i) any Requirement of Law applicable to the Seller, or (ii) any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Seller is a party or by which it or its properties are bound.

     (h) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the invalidity of the Sale Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated hereby and thereby, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations thereunder or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof.

     (i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Governmental Authority required in connection with the execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers and the fulfillment of the terms hereof and thereof, have been obtained.

     (j) Bona Fide Receivables. Each Receivable is or will be an account receivable arising out of the performance by the applicable Originator in accordance with the terms of the Contract giving rise to such Receivable. The Seller has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by the Seller in any document or report delivered under this Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Pooling and Servicing Agreement.

     (k) Place of Business. The principal executive offices of the Seller are in Minnetonka, Minnesota and the offices where the Seller keeps its records concerning the Receivables and related Contracts are in Minnetonka, Minnesota, St. Cloud, Minnesota and Hennepin County, Minnesota.

     (l) Use of Proceeds. No proceeds of the sale of any Receivable hereunder received by the Seller will be used by the Seller to purchase or carry any margin security.

     (m) Pay Out Event. No Pay Out Event and no condition that with the giving of notice and/or the passage of time would constitute a Pay Out Event (a "Prospective Pay Out Event"), has occurred and is continuing.

     (n) Not an Investment Company. The Seller is not an "investment company" within the meaning of the Investment Company Act, or is exempt from all provisions of such Act.

     The representations and warranties set forth in this Section 4.1 shall survive the sale of the Receivables to the Buyer. Upon discovery by the Seller or the Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other.

     Section 4.2  Seller's Representations and Warranties Regarding
Receivables.

     (a) Valid Sale, etc. The Seller (x) hereby represents and warrants as of the Amendment Date, with respect to the Receivables acquired by the Seller on such date and (y) shall be deemed to represent and warrant as of the date of the acquisition by the Seller and transfer to the Buyer of any Receivables with respect to such Receivables, that:

          (i) Each of this Agreement and the Bank Receivables Purchase Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (ii) The transfer of Receivables by the Seller to the Buyer under this Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Buyer of all right, title and interest of the Seller in and to the Receivables, whether then existing or thereafter created, and such Receivables will be held by the Buyer free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates except for Permitted Liens. This Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Buyer of all right, title and interest of the Seller in and to the Receivables purported to be sold hereunder, whether then existing or thereafter created and all monies due or to become due and all proceeds thereof.

          (iii) The Seller is not insolvent and will not be rendered insolvent upon sale of the Receivables to the Buyer.

          (iv) The Seller is (or, with respect to Receivables arising after the date hereof, will be) the legal and beneficial owner of all right, title and interest in and to each Receivable and each Receivable has been or will be transferred to the Buyer free and clear of any Lien other than Permitted Liens.

          (v) All consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required in connection with the transfer of such Receivables to the Buyer have been obtained.

          (vi) Each Account classified as an "Eligible Account" by the Seller in any document or report delivered hereunder on or after the Amendment Date will satisfy the requirements contained in the definition of Eligible Account as of the time of such document or report and each Receivable classified as an "Eligible Receivable" by the Seller in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Receivable as of the time of such document or report.

          (vii) Each Receivable then existing has been conveyed to the Buyer free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates (other than Permitted Liens) and in compliance, in all material respects, with all Requirements of Law applicable to the Seller.

     (b) Daily Representations and Warranties. On each day on which any new Eligible Receivable is created or acquired by the Seller, the Seller shall be deemed to represent and warrant to the Buyer that (A) each Eligible Receivable purchased by the Buyer on such day has been conveyed to the Buyer in compliance, in all material respects, with all Requirements of Law applicable to the Seller and free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates (other than Permitted Liens) and (B) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable to the Buyer have been duly obtained, effected or given and are in full force and effect.

     (c) Notice of Breach. The representations and warranties set forth in this Section 4.2 shall survive the sale, transfer and assignment of the respective Receivables to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the representations and warranties set forth in this Section 4.2, the party discovering such breach shall give prompt written notice thereof to the other. The Seller agrees to cooperate with the Buyer in attempting to cure any such breach.

     Section 4.3 Representations and Warranties of the Buyer. The Buyer hereby represents and warrants and agrees with, as of the date hereof and as of the Initial Closing Date, the Seller and shall be deemed to represent and warrant as of the date of the creation of any Receivable sold to the Buyer hereunder that:

     (a) Organization and Good Standing. The Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver, and perform its obligations under the Sale Papers.

     (b) Due Qualification. The Buyer is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state required in order to conduct business and has obtained all necessary licenses and approvals with respect to the Buyer required under federal and Delaware law.

     (c) Due Authorization. The execution and delivery of the Sale Papers and the consummation of the transactions provided for in the Sale Papers have been duly authorized by the Buyer by all necessary corporate action on its part.

     (d) No Conflicts. The execution and delivery of the Sale Papers and the performance of the transactions contemplated thereby do not (i) contravene the Buyer's certificate of incorporation or bylaws or (ii) violate any material provision of law applicable to it, or require any filing (except for the filings under the UCC), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Buyer, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

     (e) No Violation. The execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers, and the fulfillment of the terms of the Sale Papers will not violate any Requirements of Law applicable to the Buyer, will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to the Buyer, or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Buyer is a party or by which it or its properties are bound.

     (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Buyer, threatened against the Buyer, before any Governmental Authority (i) asserting the invalidity of the Sale Papers,
(ii) seeking to prevent the consummation of any of the transactions contemplated by the Sale Papers, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Buyer of its obligations thereunder or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Sale Papers.

     (g) All Consents Required. All approvals, authorizations, consents, orders, or other actions of any

Governmental Authority required in connection with the execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers, and the fulfillment of the terms of the Sale Papers have been obtained.

     The representations and warranties set forth in this Section 4.3 shall survive the sale of the Receivables to the Buyer. Upon discovery by the Buyer or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

                             [END OF ARTICLE IV]

                                  ARTICLE V

                        COVENANTS OF SELLER AND BUYER

     Section 5.1  Seller Covenants.  The Seller hereby covenants that:

     (a) Receivables to be Accounts, Chattel Paper or General Intangibles. The Seller will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC State), except in connection with the enforcement or collection of a Receivable. Except in such circumstances, the Seller will take no action to cause any Receivable to be anything other than an "account", "chattel paper" or a "general intangible" (each as defined in the UCC as in effect in the Relevant UCC State).

     (b) Security Interests. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, on any Receivable, whether now existing or hereafter created, or any interest therein; the Seller will immediately notify the Buyer of the existence of any Lien on any Receivable; and the Seller shall defend the right, title and interest of the Buyer in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this subsection 5.1(b) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables any Permitted Lien.

     (c) Contracts and Credit and Collection Policies. The Seller shall take all actions reasonably within its control to cause each Originator to comply with and perform its obligations under the Contracts and the Accounts and the Credit and Collection Policy except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Buyer hereunder. Except as such Originator deems necessary to maintain its credit card business on a competitive basis or as required by law, it will not reduce the annual percentage rates of the Periodic Finance Charges assessed in the Receivables or other fees charged on the Accounts if, as a result of any such reduction, a pay out event

(or other early termination event) would occur under any Pooling and Servicing Agreement. Subject to compliance with all Requirements of Law, the Seller may change, and permit an Originator to change, the terms and provisions of the Contracts or the Credit and Collection Policy in any respect (including the calculation of the amount, or the timing, of charge-offs) (i) if it would not, in the reasonable belief of the Seller, materially impair the collectibility of any Receivable or cause, immediately or with the passage of time, a pay out event (or other early termination event) to occur under any Pooling and Servicing Agreement and (ii) if such change (A) (if it owns a comparable segment of receivables) is made applicable to the comparable segment of the receivables owned by the Seller or such Originator, if any, which have characteristics the same as, or substantially similar to, the Receivables that are the subject of such change and (B) (if it does not own such a comparable segment of receivables) will not be made with the intent to materially benefit the Seller over the Buyer or to materially adversely affect the Buyer, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Seller and an unrelated third party or by the terms of the Contracts.

     (d) Delivery of Collections. In the event that the Seller receives Collections, the Seller agrees to pay such Collections to the Buyer as soon as practicable after the receipt thereof, but in no event later than the second Business Day following the Date of Precessing thereof.

     (e) Conveyance of Receivables. Except as provided in Section 9.5, the Seller covenants and agrees that it will not convey, assign, exchange or otherwise transfer any Receivable, to any Person other than the Buyer prior to the termination of this Agreement pursuant to Article VIII; provided, however, that the Seller shall not be prohibited hereby from conveying, assigning, exchanging or otherwise transferring a Receivable in connection with a transaction in which the Seller and its successor agree to comply with provisions substantially similar to those of Section 9.14.

     (f) Notice of Liens. The Seller shall notify the Buyer promptly after becoming aware of any Lien on any Receivable other than Permitted Liens.

     (g) Enforcement of Purchase Agreements. The Seller agrees to take all action necessary and appropriate to enforce its rights and claims under this Agreement and the Bank Receivables Purchase Agreement with respect to Receivables arising under Eligible Accounts.

     (h) Separate Business. The Seller will not permit its assets to be commingled with those of the Buyer and the Seller shall maintain separate corporate records and books of account from those of the Buyer. The Seller will not conduct its business in the name of the Buyer and will cause the Buyer to conduct its business solely in its own name so as not to mislead others as to the identity of the entity with which those others are concerned. The Seller will provide for its own operating expenses and liabilities from its own funds. The Seller will not hold itself out, or permit itself to be held out, as having agreed to pay, or as generally being liable for, the debts of the Buyer. The Seller shall cause the Buyer not to hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of the Seller. The Seller will maintain an arm's length relationship with the Buyer with respect to any transactions between the Seller, on the one hand, and the Buyer, on the other.

     Section 5.2  Addition of Receivables.

     Unless either the Seller or the Buyer shall provide written notice to the other party in writing, all receivables which meet the definition of Receivables shall be included as Receivables from and after the date upon which such Receivables are created or acquired by the Seller and all such Receivables, whether such Receivables are then existing or thereafter created or acquired, shall be automatically sold to the Buyer, and receivables which do not meet the definition of Receivables shall not be sold to the Buyer. For the purpose of this Agreement, all receivables of such Receivables shall be treated as Receivables upon their creation or acquisition by the Seller and shall be subject to the eligibility criteria specified in the definition of "Eligible Receivables" and "Eligible Account". The Buyer shall provide the Seller with a copy of any notice to the Trustee designating or excluding accounts as specified in the last sentence of the definition of "Additional Accounts" in the Pooling and Servicing Agreement.

     Section 5.3 Buyer Covenant Regarding Sale Treatment. The Buyer agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.

     Section 5.4 Buyer Covenant Regarding Separate Business. The Buyer shall:

          (i) Maintain in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation and obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Pooling and Servicing Agreement and each other instrument or agreement necessary or appropriate to effect proper administration hereof and to permit and effectuate the transactions contemplated hereby.

          (ii) Maintain its own deposit account or accounts, separate from those of any Affiliate of the Buyer, with commercial banking institutions. The funds of the Buyer will not be diverted to any other Person or for other than the corporate use of the Buyer, and, except as may be expressly permitted by this Agreement or the Pooling and Servicing Agreement, the funds and assets of the Buyer shall not be commingled with those of any Affiliate of the Buyer.

          (iii) Ensure that, to the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

          (iv) Ensure that, to the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Buyer contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the Buyer and any of its Affiliates shall be only on an arm's-length basis.

          (v) Maintain a principal executive and administrative office through which its business is conducted separate from those of its stockholders and Affiliates. To the extent that the Seller and any of its stockholders or Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

          (vi) Conduct its affairs strictly in accordance with its charter and bylaws and observe all necessary, appropriate and customary corporate formalities, including taking all actions of stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of such meetings, adopting all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including payroll and intercompany transaction accounts.

          (vii) Ensure that its Board of Directors shall be elected independently from the Boards of Directors of its Affiliates and shall at all times include at least two members of the Board of Directors of the Buyer who are not and have not been (x) directors, officers, employees or shareholders of FCI or Fingerhut or any Affiliate (other than any other limited purpose subsidiary of either of any of them) thereof within a period of three years prior to such Person's election to the Board of Directors or (y) a member of the immediate family of any of the foregoing).

          (viii) Ensure that decisions with respect to its business and daily operations shall be independently made by the Buyer (although the officer making any particular decision may also be an officer or director of an Affiliate of the Buyer) and shall not be dictated by an Affiliate of the Buyer.

          (ix) Act solely in its own corporate name and through its own authorized officers and agents, and no Affiliate of the Buyer shall be appointed to act as agent of the Buyer, except as expressly contemplated by this Agreement or the Pooling and Servicing Agreement.

          (x) Ensure that no Affiliate of the Buyer shall advance funds to the Buyer, other than capital contributions from its corporate parent made to enable the Buyer to pay the purchase price of Receivables or as is otherwise provided in this Agreement, and no Affiliate of the Buyer will otherwise supply funds to, or guaranty debts of, the Buyer; provided, however, that its corporate parent may provide funds to the Buyer in connection with capitalization of the Buyer to assure that the Buyer has substantial assets.

          (xi) Not enter into any guaranty, or otherwise become liable, with respect to any obligation of any Affiliate of the Buyer.

          (xii) Ensure that any financial reports required of the Buyer shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.

     Section 5.5 Covenants of Seller with Respect to this Agreement. The Seller, in its capacity as purchaser of the Receivables from any Originator, hereby covenants that the Seller will at all times enforce the covenants and agreements of each Originator, including, without limitation, the covenants in the Bank Receivables Purchase Agreement with respect to the Credit and Collection Policy.

     The Seller further covenants that the Seller will not enter into or consent to any amendments to the Bank Receivables Purchase Agreement unless such amendment would be permitted pursuant to the first paragraph of subsection 13.1(a) of the Pooling and Servicing Agreement (as if such paragraph of subsection 13.1(a) of the Pooling and Servicing Agreement related to the Bank Receivables Purchase Agreement rather than the Pooling and Servicing Agreement) or the Rating Agency Condition shall have been satisfied.


                              [END OF ARTICLE V]

                                  ARTICLE VI

                            REPURCHASE OBLIGATION

     Section 6.1  Mandatory Repurchase.

     (a) Breach of Warranty. In the event of a breach with respect to a Receivable of any of the representations and warranties set forth in Section 4.1(j) or subsections 4.2(a)(iii) through (vii) or Section 4.2(b), or in the event that a Receivable is not an Eligible Receivable on the date of its transfer to the Buyer as a result of the failure to satisfy the conditions set forth in the definition of Eligible Receivable, such Receivable shall be designated an "Ineligible Receivable" and the Seller shall pay to the Buyer an amount in cash equal to the Purchase Price paid for any such Ineligible Receivable by the Buyer. Such payment must be made by the close of business on the fifth Business Day following the day such Receivable has been designated an Ineligible Receivable; provided, however, that such amount may be offset against any amounts due from the Buyer to the Seller with respect to the Purchase Price for Receivables sold to the Buyer. The obligation of the Seller set forth in this Section shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced Sections or failure to meet the conditions set forth in the definition of Eligible Receivable with respect to such Receivable available to the Buyer.

     (b) Reassignment of the Sold Assets. In the event of a breach of any of the representations and warranties set forth in Section 4.1(a), (b), and
(c) and 4.2(a)(i) and (ii), the Buyer by notice given in writing to the Seller may direct the Seller to accept reassignment of the amount of Receivables specified in subsection 2.4(e) of the Pooling and Servicing Agreement (to the extent that such Receivables were sold to the Buyer by the Seller) within 60 days of such notice (or within such longer period as may be specified in such notice), and the Seller shall be obligated to accept reassignment of the Receivables on a Distribution Date specified by the Buyer (such Distribution Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made and no notice of such reassignment may be given, if, at any time during such applicable period, the Seller delivers to the Buyer an Officer's Certificate stating that the representations and warranties contained in Section 4.1(a), (b), and (c) and 4.2(a)(i) and (ii) shall then be true and correct in all material respects. The Seller shall pay to the Buyer on the day of such reassignment an amount equal to the product of (i) the aggregate Invested Amount plus accrued and unpaid interest on the Investor Securities, and (ii) a fraction, the numerator of which is the Outstanding Balance of Principal Receivables sold by the Seller to the Buyer hereunder, and the denominator of which is the sum of the Outstanding Balance of Principal Receivables sold by the Seller to the Buyer hereunder plus the outstanding balance of Principal Receivables sold by Fingerhut Corporation to the Buyer pursuant to the receivables purchase agreement dated as of June 29, 1994 between the Buyer, as purchaser of such Receivables, and Fingerhut, as seller of such Receivables, as amended from time to time. On the day on which such amount has been paid, each Receivable sold to the Buyer hereunder shall be sold and reassigned to the Seller, and the Buyer shall execute and deliver such instruments of sale and assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Seller to vest in the Seller, or its designee or assignee, all right, title and interest of the Buyer in and to each such Receivable. The obligation of the Seller to purchase Receivables pursuant to this Section shall constitute the sole remedy available to the Buyer for a breach of the representations and warranties contained in
Section 4.1(a), (b), and (c) and 4.2(a)(i) and (ii).

     Section 6.2 Conveyance of Reassigned Receivables. Upon the request of the Seller, the Buyer shall execute and deliver to the Seller a reconveyance substantially in such form and upon such terms as shall be acceptable to the Seller, pursuant to which the Buyer evidences the conveyance to the Seller of all of the Buyer's right, title, and interest in any Receivables reconveyed to the Seller pursuant to Section 6.1(b). The Buyer shall (and shall cause the Trustee to) execute such other documents or instruments of conveyance or take such other actions as the Seller may reasonably require to effect any repurchase of Receivables pursuant to this Article VI.


                             [END OF ARTICLE VI]

                                 ARTICLE VII

                             CONDITIONS PRECEDENT

     Section 7.1  Conditions to the Buyer's Obligations Regarding
Receivables. The obligations of the Buyer to purchase the Receivables on any Business Day shall be subject to the satisfaction of the following conditions:

     (a) All representations and warranties of the Seller contained in
Section 4.2 shall be true and correct on the Initial Closing Date and on the day of purchase of any Receivable purchased thereafter with the same effect as though such representations and warranties had been made on such date;

     (b) All information concerning the Receivables provided to the Buyer shall be true and correct in all material respects as of the Initial Closing Date, in the case of Receivables sold to the Buyer on the Initial Closing Date, or the applicable Date of Processing, in the case of Receivables created after the Initial Closing Date;

     (c) At the Initial Closing Date, the Seller shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

     (d) With respect to Receivables sold to the Buyer on the Initial Closing Date, the Seller shall have filed the financing statement(s) required to be filed pursuant to Section 2.1(b); and

     (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Buyer, and the Buyer shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Buyer may reasonably have requested.

     Section 7.2 Conditions Precedent to the Seller's Obligations. The obligations of the Seller to sell Receivables on any Business Day shall be subject to the satisfaction of the following conditions:

     (a) All representations and warranties of the Buyer contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

     (b) Payment or provision for payment of the Purchase Price in accordance with the provisions of Section 3.3 hereof shall have been made; and

     (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Buyer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.

                             [END OF ARTICLE VII]

                                 ARTICLE VIII

                             TERM AND TERMINATION

     Section 8.1 Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the earlier of: (a) unless otherwise agreed to in writing by the Buyer and the Seller, the latest Series Termination Date for any Series; or
(b) the occurrence of any of the following events: the Buyer or the Seller shall consent to the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Buyer or the Seller; or the Buyer or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute including the U.S. bankruptcy code, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations, or become unable for any reason to purchase or re-purchase Receivables in accordance with the provisions of this Agreement or default in its obligations hereunder, which default continues unremedied for more than 30 days after written notice is delivered to the defaulting party by the non-defaulting party (any such date set forth in clause (a) or (b) hereof being a "Termination Date"); provided, however, that the termination of this Agreement pursuant to this Section 8.1 hereof shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to, or repurchase, pursuant to Section 6.1 hereof, Receivables sold prior to such termination.

          Section 8.2 Effect of Termination. No termination or rejection of or failure to assume the executory obligations of this Agreement in the event of the bank-ruptcy of the Seller or the Buyer shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by the Seller or the Buyer. Without limiting the foregoing, prior to termination, the failure of the Seller to deliver computer records of Receivables or Settlement Statements shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Section 5 or Section 9.1 of this Agreement render an executed sale executory.

                            [END OF ARTICLE VIII]

                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

     Section 9.1 Amendment. This Agreement and any other Sale Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Buyer and the Seller. The Seller shall provide prompt written notice of any such amendment to the Rating Agencies. The Buyer shall not, without the consents, approvals and opinions, if any, required by Section 13.1 of the Pooling and Servicing Agreement as if Section 13.1 of the Pooling and Servicing Agreement related to the Purchase Agreement rather than the Pooling and Servicing Agreement, enter into any amendment, supplement or other modification to, or waiver of any provision of this Agreement.

     Section 9.2 Governing Law. THIS AGREEMENT AND THE OTHER SALE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 9.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

          (a)  in the case of the Buyer, to:

               Fingerhut Receivables, Inc.
               4400 Baker Road, Suite F480
               Minnetonka, Minnesota  55343
               (612) 936-5035

          (b)  in the case of the Seller, to:

               Fingerhut Companies, Inc.
               4400 Baker Road
               Minnetonka, Minnesota  55343
               (612) 932-3100

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     Section 9.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of the Sale Papers shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of the Sale Papers and shall in no way affect the validity or enforceability of the other provisions of the Sale Papers.

     Section 9.5 Assignment. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except as contemplated by this Section 9.5 and the Pooling and Servicing Agreement; provided, however, that the Seller consents to the Buyer's assignment simultaneously with the execution and delivery of this Agreement, of all its right, title and interest herein to the Trustee of all Series as provided in Section 2.1 of the Pooling and Servicing Agreement, to which the Seller hereby expressly consents; provided, further, that except for the foregoing assignment, no such assignment shall occur unless the Buyer shall have received confirmation from the Rating Agencies that such assignment shall not cause a reduction or withdrawal of the rating of any Series of Securities. The Seller agrees to perform its obligations hereunder for the benefit of the Trust and that the Trustee may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder without the consent of the Buyer.

     Section 9.6 Further Assurances. The Buyer and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of the Sale

Papers, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

     Section 9.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

     Section 9.8 Counterparts. The Sale Papers may be executed in two or more counterparts including facsimile transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 9.9 Binding Effect; Third-Party Beneficiaries. The Sale Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     Section 9.10 Merger and Integration. Except as specifically stated otherwise herein, the Sale Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by the Sale Papers. The Sale Papers may not be modified, amended, waived or supplemented except as provided herein.

     Section 9.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     Section 9.12 Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

     Section 9.13 No Bankruptcy Petition Against the Buyer. The Seller hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Invested Amounts, it will not institute against or join any other Person in instituting against the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 9.14 Merger or Consolidation of, or Assumption of the Obligations of, the Seller. The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

               (i) the corporation formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Seller is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Buyer in form satisfactory to the Buyer, the performance of every covenant and obligation of the Seller hereunder (to the extent that any right, covenant or obligation of the Seller, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity); and

               (ii) the Seller shall have delivered to the Buyer an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 9.14 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the successor entity and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the Dis-trict of Columbia. The Rating Agencies shall receive prompt written notice of such merger or consolidation of the Seller.

     Section 9.15  Protection of Right, Title and Interest to Receivables.

     (a) The Seller shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Seller's and the Buyer's right, title and interest to the Receivables to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Buyer hereunder to the Receivables and proceeds thereof. The Seller shall deliver to the Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Buyer shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 9.15(a).

     (b) Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above materially misleading within the meaning of Section 9-402(7) of the UCC as in effect in the Relevant UCC State, the Seller shall give the Buyer written notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof.

     (c) The Seller will give the Buyer prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof. The Seller will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

                             [END OF ARTICLE IX]

     IN WITNESS WHEREOF, the Buyer and the Seller each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                   FINGERHUT RECEIVABLES, INC.,
                                     as Buyer


                                   By:
                                      ------------------------
                                      Title:


                                   FINGERHUT COMPANIES, INC.
                                      as Seller


                                   By:
                                      ------------------------
                                      Title:

                                  EXHIBIT A

                            FORM OF WEEKLY REPORT

                                                                   Schedule 1


Seller's Chief Executive Office:

Fingerhut Companies, Inc.
4400 Baker Road
Minnetonka, Minnesota  55343

                                                                    Schedule 2


                           TAX RETURNS AND PAYMENTS

The Seller and its subsidiaries have filed all applicable federal, state and material local tax returns and have paid or caused to be paid all associated taxes due and payable on such returns or on any assessments received by them; except that the Seller or its subsidiaries have not filed certain tax returns purported to be required because the Seller [and its subsidiaries] believe the requirements are invalid and unenforceable under the commerce clause of the United States Constitution as interpreted by the Supreme Court in National Bellas Hess v. Department of Revenue of Illinois, 386 U.S. 753
(1967) and the supporting lines of cases, including Quill Corp. v. North Dakota, 112 S. Ct. 1904 (1992). The following are the states in which the Seller or its subsidiaries are currently collecting sales/use taxes:

          California              Pennsylvania
          Florida                 South Carolina
          Illinois                South Dakota
          Iowa                    Tennessee
          Minnesota               Utah
          New York                Wisconsin
          Ohio

Notwithstanding the Supreme Court decisions, the following states, to the best knowledge of the Seller or its subsidiaries, currently have legislation in effect which purports or may purport to require the Seller or its subsidiaries to collect sales or use taxes:

          Alabama                 Mississippi
          Alaska                  Missouri
          Arizona                 Nebraska
          Arkansas                Nevada
          California              New Jersey
          Colorado                New Mexico
          Connecticut             New York
          District of Columbia    North Carolina
          Florida                 North Dakota
          Georgia                 Ohio
          Hawaii                  Pennsylvania
          Idaho                   Rhode Island
          Indiana                 South Carolina
          Illinois                South Dakota
          Iowa                    Tennessee

          Kansas                  Texas
          Kentucky                Utah
          Louisiana               Vermont
          Maine                   Virginia
          Maryland                Washington
          Massachusetts           West Virginia
          Michigan                Wisconsin
          Minnesota               Wyoming